                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 2

                                  ADVO, INC.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED    YEAR ENDED    YEAR ENDED
                                      SEPTEMBER 27, SEPTEMBER 28, SEPTEMBER 30,
                                          1997          1996          1995
                                      ------------- ------------- -------------
EARNINGS APPLICABLE TO COMMON STOCK..    $26,798       $ 3,108       $24,951
                                         =======       =======       =======
AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES
Average common shares outstanding....     24,320        22,803        20,663
Assumed conversion or exercise of:
  Warrants...........................        --            844         2,272
  Stock options......................        357           462           310
  Restricted stock...................         11            17            41
                                         -------       -------       -------
Weighted average common and common
 equivalent shares...................     24,688        24,126        23,286
                                         =======       =======       =======
EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARES...................    $  1.09       $   .13       $  1.07
                                         =======       =======       =======

                                                                     EXHIBIT 11
                                                                    PAGE 2 OF 2

                                  ADVO, INC.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED    YEAR ENDED    YEAR ENDED
                                      SEPTEMBER 27, SEPTEMBER 28, SEPTEMBER 30,
                                          1997          1996          1995
                                      ------------- ------------- -------------
EARNINGS APPLICABLE TO FULLY DILUTED
 SHARES..............................    $26,798       $ 3,108       $24,951
                                         =======       =======       =======
FULLY DILUTED SHARES
Average common shares outstanding....     24,320        22,803        20,663
Assumed conversion or exercise of:
  Warrants...........................        --            844         2,354
  Stock options......................        568           462           606
  Restricted stock...................         13            38            74
                                         -------       -------       -------
Fully diluted shares.................     24,901        24,147        23,697
                                         =======       =======       =======
EARNINGS PER SHARE ASSUMING FULL
 DILUTION............................    $  1.08       $   .13       $  1.05
                                         =======       =======       =======